SECURITIES AND EXCHANGE COMMISSION
                 WASHINGTON, D.C. 20549


                SCHEDULE 14A INFORMATION

         Proxy Statement Pursuant to Section 14(a) of the
               Securities Exchange Act of 1934

                   (Amendment No.      )


(xx)  Filed by the Registrant
(  )  Filed by a Party other than the Registrant

Check the appropriate box:

(  )  Preliminary Proxy Statement
(xx)  Definitive Proxy Statement
(  )  Definitive Additional Materials
(  )  Soliciting Material Pursuant to (section mark)240.14a-11(c) or
      (section mark)240.14a-12


                  Springs Industries, Inc.

          (Name of Registrant as Specified In Its Charter)

              Robert W. Sullivan, Assistant Secretary and
                     Associate General Counsel
          (Name of Person(s) Filing Proxy Statement)


PAYMENT OF FILING FEE (Check the appropriate box):

(xx)  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(i)(2).
(  )  $500 per each party to the controversy pursuant to Exchange Act
      Rule 14a-6(i)(3).
(  )  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1)  Title of each class of securities to which transaction applies:

      2)  Aggregate number of securities to which transaction applies:

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: *

* Set forth the amount on which the filing fee is calculated and state how it was determined.

( ) Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)  Amount Previously Paid:              $ N/A

    2)  Form, Schedule or Registration Statement No.:

    3)  Filing Party:  Springs Industries, Inc.

    4)  Date Filed:    March 2, 1994

( ) Filing Fee of $          was previously paid on           , 199 ,
    the date the Preliminary Proxy Statement was filed.

 (Springs logo is positioned here)


                                              MARCH 2, 1994
   TO OUR SHAREHOLDERS:
        ON BEHALF OF YOUR COMPANY'S BOARD OF DIRECTORS, I EXTEND TO YOU AN INVITATION TO ATTEND THE ANNUAL SHAREHOLDERS' MEETING TO BE HELD AT THE FORT MILL HIGH SCHOOL AUDITORIUM, FORT MILL, SOUTH CAROLINA, ON MONDAY, APRIL 18, 1994. DIRECTIONS ARE PROVIDED BY THE MAP ON THE REVERSE SIDE OF THIS STATEMENT.
        THE ACCOMPANYING NOTICE OF MEETING AND PROXY STATEMENT COVER THE DETAILS OF THE MATTERS TO BE PRESENTED. THESE MATTERS INCLUDE THE ELECTION OF DIRECTORS AND RATIFICATION OF THE APPOINTMENT OF THE COMPANY'S AUDITORS.
        A COPY OF THE 1993 ANNUAL REPORT IS INCLUDED WITH THIS MAILING. REGARDLESS OF WHETHER YOU PLAN TO ATTEND THE MEETING, I URGE THAT YOU
   PARTICIPATE BY COMPLETING AND RETURNING YOUR PROXY AS SOON AS POSSIBLE. YOUR VOTE IS IMPORTANT AND WILL BE GREATLY APPRECIATED.
                              (signature of Walter Y. Elisha appears here)
                                              WALTER Y. ELISHA
                                              CHAIRMAN OF THE BOARD AND
                                              CHIEF EXECUTIVE OFFICER
                            SPRINGS INDUSTRIES, INC.
            205 NORTH WHITE STREET, FORT MILL, SOUTH CAROLINA 29715
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
   SPRINGS INDUSTRIES, INC.
   205 North White Street
   Fort Mill, South Carolina 29715

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

TIME..........................  9:30 a.m., E.D.T., on Monday, April 18, 1994
PLACE.........................  Fort Mill High School Auditorium
                                Fort Mill, South Carolina
ITEMS OF BUSINESS.............  (1) To elect a Board of thirteen Directors.
                                (2) To vote upon a resolution ratifying the appointment of
                                    Deloitte & Touche as independent public accountants for the
                                    Company and its subsidiaries for fiscal year 1994.
                                (3) To transact such other business as may properly come before the Meeting and any adjournment thereof.
RECORD DATE...................  Holders of Class A Common Stock and Class B Common Stock of record at the close of business, February 28, 1994, are entitled to vote at the Meeting.
ANNUAL REPORT.................  The Annual Report of the Company for 1993, which is not a part of the proxy soliciting material, is enclosed.
PROXY VOTING..................  It is important that your shares be represented and voted at the
                                Meeting. Please MARK, SIGN, DATE AND RETURN PROMPTLY the enclosed proxy card in the envelope furnished for that purpose. Any proxy may be revoked in the manner described in the accompanying Proxy
                                Statement at any time prior to its exercise at the Meeting.

                                       C. POWERS DORSETT
                                       SECRETARY
March 2, 1994

                            SPRINGS INDUSTRIES, INC.
                                PROXY STATEMENT
                                 MARCH 2, 1994
PROXY SOLICITATION AND
GENERAL INFORMATION
     The accompanying proxy is solicited by the Board of Directors of Springs Industries, Inc., (the Company) for use at the Annual Meeting of Shareholders (the Meeting) to be held on April 18, 1994, at nine-thirty a.m., and at any adjournment thereof, at which shareholders of record at the close of business on February 28, 1994, shall be entitled to vote. This proxy statement and the proxy card are being mailed to shareholders on or about March 2, 1994.
     On the record date, 9,728,982 shares of Class A Common Stock and 7,853,087 shares of Class B Common Stock were outstanding (collectively referred to as Common Stock). The Class A Common Stock, which is entitled to one vote per share, and the Class B Common Stock, which is entitled to four votes per share, shall be voted together as a single class upon the items scheduled to come before the Meeting.
     In certain situations not expected to come before the Meeting, each class of Common Stock votes as a separate class. These situations include proposals to amend the Company's Articles of Incorporation that would change the number of authorized shares of Class A or Class B Common Stock, change the par value of either class, adversely alter or change powers, preferences or special rights of either class, or require class voting under South Carolina law. Also, in the case of certain business combinations involving the Company and persons or entities controlling or under common control with the Company, holders of Class B Common Stock would be entitled to cast only one vote per share.
     Solicitation of proxies other than by mail may be made by telephone, telegraph, or personal interview by officers and employees of the Company who will not be additionally compensated. The Company has engaged Corporate Investor Communications, Inc., (CIC) to make arrangements with brokers, nominees, fiduciaries, and other custodians for distribution of proxy materials to their principals and to solicit return of proxies from these institutions. The Company will reimburse these institutions for their expenses in accordance with the rules of the New York Stock Exchange (NYSE) and will pay CIC a fee of $4,000 plus reimbursement of reasonable expenses for its services. The cost of soliciting proxies for the Meeting will be borne by the Company.
     If a shareholder directs that a proxy be voted in a specific manner or specifies a choice with respect to a voting matter, the shares will be voted accordingly. If no such specifications are made, shares represented by each proxy will be voted FOR the nominees for director and FOR ratification of the appointment of Deloitte & Touche. If any other matters or business should properly come before the Meeting (or any adjournment), the person or persons acting under the proxy will vote in accordance with his or their judgment. The Company is not aware of any other matters or business to be presented to the Meeting.
     Shareholders are reminded that they may, if qualified, present resolutions which, if proper for inclusion in next year's proxy statement, may be considered at the 1995 Annual Meeting. Any shareholder proposals so submitted must be received by the Company by November 2, 1994.
     A majority of the outstanding shares of Common Stock will constitute a quorum for the meeting. Votes may be cast for any of the nominees for election as director or withheld. A plurality of votes cast is required for the election of directors. Votes withheld and broker non-votes are excluded and have no effect.
                                       1
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
     It is important that your shares be represented at the Meeting. Therefore, please mark, sign, date, and return the enclosed proxy card promptly to ensure your shares will be voted. Your proxy may be revoked at any time prior to the Meeting by filing with the Secretary of the Company an instrument of revocation or a duly executed proxy bearing a later date, or by attendance at the Meeting and electing to vote in person by giving notice of such election to the Secretary of the Company.
DIRECTORS, NOMINEES, AND ELECTION OF DIRECTORS AND
BENEFICIAL OWNERSHIP OF COMMON STOCK
     Each person identified below was elected as a director of the Company at last year's Annual Meeting , except for Mr. John F. Akers, who was appointed as a director by the Board in December 1993. Each of the thirteen people has been nominated for election as a director to hold office until the next Annual Meeting of Shareholders and until a successor is duly elected and qualified.
     Shares represented by the enclosed proxy will be voted FOR the election of the nominees unless authority is withheld for all or any of the nominees. Although the Board of Directors does not contemplate that any of the thirteen nominees named will be unavailable for election, if a vacancy should occur, the proxy will be voted for such substitute nominee or nominees as the Board of Directors may recommend or the Board of Directors may reduce the size of the Board.
     Cumulative voting is permitted in the election of directors, by which each shareholder is entitled to cast the number of votes equal to (i) the number of votes to which his shares are entitled multiplied by (ii) the number of directors to be elected. A shareholder may give one nominee all of such votes or may distribute such votes among the nominees to be elected in such manner as he may desire.

                       JOHN F. AKERS, AGE 59, RETIRED CHAIRMAN AND CHIEF EXECUTIVE OFFICER OF IBM CORPORATION. Mr.
                       Akers served as chairman and chief executive officer of IBM from 1986 until his retirement in
(photo)                May 1993. A director of the Company since December 1993, Mr. Akers is also a director of The New
                       York Times Company and PepsiCo., Inc., and a member of the U.S. Advisory Board of Zurich
                       Insurance Company. Shares owned  -- 1,000 (.01%) Class A Common Stock. (Information about share ownership is provided as of February 17, 1994, for each Director and nominee.)

                       CRANDALL CLOSE BOWLES, AGE 46, EXECUTIVE VICE PRESIDENT OF THE COMPANY SINCE APRIL 1992. A
(photo)                director of the Company since 1978, Mrs. Bowles served as president of The Springs Company from
                       1982 to April 1992. The Springs Company is owned by Mrs. Bowles and members of her family and provides management services to certain of its affiliates. Mrs. Bowles is a director of Duke
                       Power Company and Wachovia Corporation. See Principal Holders of Common Stock for information about ownership of stock of the Company.

                       JOHN L. CLENDENIN, AGE 59, CHAIRMAN, CHIEF EXECUTIVE OFFICER AND A DIRECTOR OF BELLSOUTH
(photo)                CORPORATION. Mr. Clendenin has served in these positions since 1984. A director of the Company since 1990, Mr. Clendenin is also a director of Equifax Inc., National Service Industries, Inc.,
                       Capital Holding Corporation, Wachovia Corporation, The Kroger Company, and Coca-Cola Enterprises
                       Inc. Shares owned  -- 1,086 (.01%) Class A Common Stock.

                       LEROY S. CLOSE, AGE 43, PRESIDENT AND CHIEF EXECUTIVE OFFICER OF SANDLAPPER FABRICS, INC., A
(photo)                PRINTER AND CONVERTER OF TEXTILE FABRICS SINCE 1986. A director of the Company since April 1991,
                       Mr. Close was a vice president in the Company's Apparel Fabrics Division from 1983 to 1986. Mr.
                       Close is a brother of Mrs. Bowles. See Principal Holders of Common Stock for information about ownership of stock of the Company.

                       CHARLES W. COKER, AGE 60, CHAIRMAN, CHIEF EXECUTIVE OFFICER AND A DIRECTOR OF SONOCO PRODUCTS
                       COMPANY (INDUSTRIAL AND CONSUMER PACKAGING). A director of the Company since 1977, Mr. Coker
(photo)                served as director, president and chief executive officer of Sonoco Products Company until 1990 when he was elected chairman and chief executive officer. Mr. Coker is also a director of
                       NationsBank, N.A., Carolina Power & Light Company, and Sara Lee Corporation. Shares owned  --
                       2,386 (.02%) Class A Common Stock.

                       WALTER Y. ELISHA, AGE 61, CHAIRMAN, PRESIDENT, AND CHIEF EXECUTIVE OFFICER OF THE COMPANY. A
 (photo)               director of the Company since 1980, Mr. Elisha served as president and chief operating officer from 1980 to 1981 and was appointed chief executive officer in 1981 and elected chairman of the board in 1983. Mr. Elisha is a director of American Telephone & Telegraph Company and Cummins
                       Engine Company, Inc. Prior to 1980, he was vice chairman and a director of Jewel Companies, Inc.
                       Shares owned  -- 10,107 (.10%) Class A Common Stock and 50,201 (.64%) Class B Common Stock.
                       (Does not include 30,000 shares of Class A Common Stock held by a trust for the benefit of Mr.
                       Elisha's children and grandchildren of which Mr. Elisha was the settlor. Mr. Elisha disclaims beneficial ownership of those shares.)

                       DAN M. KRAUSSE, AGE 68, DIRECTOR AND PRESIDENT OF THE KRAUSSE COMPANY (INVESTMENTS). A director of the Company since 1976, Mr. Krausse was the founder, president and chief executive officer of
 (photo)               Earth Resources Company from 1968 to 1981, and co-founder, chairman and director of Sunwestern
                       Group (venture capital) from 1982 through 1987. Mr. Krausse is chairman and a director of Plains
                       Resources, Inc., and chairman and a director of Axis Gas Corp. Additionally, since May 1992, Mr.
                       Krausse has been acting chief operating officer and advisor to the chief executive officer of
                       Holt Companies. Shares owned  -- 1,280 (0.1%) Class A Common Stock.

                       JOHN H. MCARTHUR, AGE 59, DEAN OF THE FACULTY, HARVARD UNIVERSITY GRADUATE SCHOOL OF BUSINESS,
                       SINCE 1980. A director of the Company since 1989, Dr. McArthur is a director of Cabot
    (photo)            Corporation, The Chase Manhattan Corporation, Rohm and Haas Company, and Teradyne, Inc., and
                       serves as chairman of the Board of Trustees of Brigham & Women's Hospital. Shares owned  -- 986
                       (.01%) Class A Common Stock.

                       ALDO PAPONE, AGE 61, SENIOR ADVISOR, AMERICAN EXPRESS COMPANY, 1991 TO PRESENT. A director of
    (photo)            the Company since April 1993, Mr. Papone served as chairman and chief executive officer from
                       1989 to 1990, and as president and chief operating officer, from 1985 to 1989, of American
                       Express Travel Related Services Company, Inc. Mr. Papone is a director of American Express
                       Company and Lotus Development Corporation. Shares owned  -- 1,000 (.01%) Class A Common Stock.

                       DONALD S. PERKINS, AGE 66, FORMER CHAIRMAN OF JEWEL COMPANIES, INC. A director of the Company
      (photo)          since 1984, Mr. Perkins is also a director of American Telephone & Telegraph Company, Aon
                       Corporation, Cummins Engine Company, Inc., Illinois Power Co., Inland Steel Industries, Inc.,
                       K-Mart Corporation, LaSalle Street Fund, The Putnam Funds, and Time Warner, Inc. Shares owned
                        -- 2,886 (.03%) Class A Common Stock.

                       ROBIN B. SMITH, AGE 54, PRESIDENT AND CHIEF EXECUTIVE OFFICER OF PUBLISHERS CLEARING HOUSE. A
      (photo)          director of the Company since April 1993, Ms. Smith has served as president since 1981, and as chief executive officer since 1988, of Publishers Clearing House. Ms. Smith is a director of
                       Texaco, Inc., Huffy Corporation, Omnicom Group, Inc., and seven mutual funds administered by
                       Prudential Mutual Funds Co. Shares owned  -- 200 Class A Common Stock.

                       SHERWOOD H. SMITH, JR., AGE 59, CHAIRMAN, CHIEF EXECUTIVE OFFICER AND A DIRECTOR OF CAROLINA
       (photo)         POWER & LIGHT COMPANY SINCE 1980. Mr. Smith also served as President of Carolina Power & Light
                       Co. from 1976 to 1992. A director of the Company since 1991, Mr. Smith is also a director of
                       Wachovia Corporation. Shares owned  -- 1,070 (.01%) Class A Common Stock.

                       STEWART TURLEY, AGE 59, CHAIRMAN, CHIEF EXECUTIVE OFFICER AND A DIRECTOR OF ECKERD CORPORATION
                       (RETAIL DRUG STORES). A director of the Company since 1984, Mr. Turley has served as a director
       (photo)         of Eckerd Corporation since 1971 and as chief executive officer since 1974. He served as president of Eckerd Corporation from 1974 to 1993. He is also a director of Barnett Banks, Inc., and Sprint Corp. Shares owned  -- 1,886 (.02%) Class A Common Stock.

     Officers and directors of the Company as a group beneficially owned as of February 17, 1994, in the aggregate 42,788 shares of Class A Common Stock (.44%) and 315,010 shares of Class B Common Stock (4.0%), including 106 shares of Class A Common Stock held by Mr. S. P. Kelbley, 7,429 shares of Class A Common Stock (.08%) held by Mr. R. W. Moser and 3,061 shares of Class A Common Stock (.03%) held by Mr. T. P. O'Connor, who are named in the Summary Compensation Table on page 7, and including the shares set forth opposite the names of Mrs. Bowles and Mr. Close in the table on page 17. Also see page 17 for information about additional shares that might be considered as beneficially owned by Mrs. Bowles and Mr. Close.
INFORMATION REGARDING THE BOARD OF DIRECTORS
     During 1993, the Company's Board of Directors held eight meetings. To assist in the discharge of its responsibilities, the Board has established five committees. All directors attended at least 75 percent of the total number of meetings of the Board and committees of the Board on which they serve. Except for the Audit Committee, these committees do not meet on a regular basis but only as circumstances require. The Audit Committee1 which is responsible for review of the integrity of the Company's financial reporting, review of its internal controls, and recommendation of independent auditors, met three times during 1993. The Management Compensation and Organization Committee2 met three times. This Committee recommends to the full Board the base salary of the Chief Executive Officer and has responsibility for approval of compensation arrangements for key executives, approval of executive compensation plans, ensuring management continuity and succession, and for recommending a successor to the Chief Executive Officer in the event of a vacancy. The Executive Committee3, which is authorized to discharge certain responsibilities of the Board between Board meetings, held no meetings in 1993. During 1993, the Finance Committee4, which is responsible for review of the Company's financial policies and planning, review of methods of financing and recommendations with respect to acquisitions and divestitures, and which has certain fiduciary responsibilities under benefit plans, met three times. All of the outside directors now function as a committee to nominate candidates for Board membership. The outside directors will consider any recommendations made in writing by shareholders respecting possible candidates for the Board of Directors. Such recommendations should be directed to the Secretary of the Company. The Springs of Achievement Committee5 met once in 1993 and is responsible for monitoring the Company's 'Springs of Achievement' activities, ensuring that the values of 'Springs of Achievement' are being internalized and sustained, and for recommending new 'Springs of Achievement' initiatives to the Board of Directors.
1Consisting of Messrs. Perkins (chairman), Clendenin, McArthur, and Smith and
 Ms. Smith.
2Consisting of Messrs. Coker (chairman), Clendenin, Close, Papone and Perkins. 3Consisting of Mr. Elisha (chairman), Mrs. Bowles and Messrs. Coker, Krausse and
 Perkins.
4Consisting of Messrs. Krausse (chairman), Coker, McArthur, Smith and Turley. 5Consisting of Messrs. Turley (chairman), Close, McArthur and Papone and Ms.
 Smith.
EXECUTIVE OFFICER COMPENSATION AND RELATED INFORMATION
SUMMARY COMPENSATION TABLE
     The following table sets forth a summary of compensation for the Chief Executive Officer and each of the four other most highly compensated executive officers of the Company.
                           SUMMARY COMPENSATION TABLE

                                                                                              LONG-TERM COMPENSATION
                                                       ANNUAL COMPENSATION (1)
                                                                            OTHER               AWARDS              LONG-TERM
                                                                            ANNUAL    RESTRICTED                    INCENTIVE
     NAME           PRINCIPAL POSITION      YEAR     SALARY      BONUS      COMP.     STOCK (2)     OPTIONS/SARS     PAYOUTS
Elisha, W.Y.     Chairman of the Board      1993    $575,004    $400,000       0       $       0          7,500         0
                   and
                 Chief Executive Officer    1992    $541,668    $425,000               $       0              0         0
                                            1991    $506,250    $310,000               $  92,500         75,000(3)      0
Bowles, C.C.     Executive Vice President   1993    $196,254    $ 75,000       0       $       0          3,000         0
                                            1992    $132,586    $ 48,000               $       0              0         0
Kelbley, S.P.    Executive Vice President   1993    $275,004    $110,000       0       $       0          3,000         0
                   &
                 Chief Financial Officer    1992    $275,004    $150,000               $       0              0         0
                                            1991    $ 85,557    $ 75,000               $ 170,833         30,000         0
Moser, R.W.      Executive Vice President   1993    $245,004    $100,000       0       $       0          3,000         0
                                            1992    $238,340    $112,000               $       0              0         0
                                            1991    $230,838    $110,000               $  21,969         30,000         0
O'Connor, T.P.   Executive Vice President   1993    $245,004    $100,000       0       $       0          3,000         0
                                            1992    $228,340    $180,000               $       0              0         0
                                            1991    $186,254    $100,000               $  15,031         30,000         0
                 ALL OTHER
     NAME        COMP. (4)
Elisha, W.Y.      $16,421
                  $15,824
Bowles, C.C.      $21,561
                  $ 6,217
Kelbley, S.P.     $26,421
                  $15,824
Moser, R.W.       $36,421
                  $35,824
O'Connor, T.P.    $36,421
                  $35,824

(1) Includes amounts earned in fiscal year, regardless of whether deferred.
(2) The amounts set forth are based on the closing market price of the Company's Class A Common Stock at the date of grant. Aggregate holdings and value of restricted stock and share units at the end of the Company's last completed fiscal year for the named executive officers are as follows based on a closing price of $37.75 at December 31, 1993: Mr. Elisha held 31,449 shares of restricted stock valued at $1,187,200 and 10,736 deferred stock units valued at $405,284; Mr. Kelbley held 5,000 shares of deferred stock valued at $188,750 which vest over five years at 20% per year; Mr. Moser held 950 shares of restricted stock valued at $35,863 and 3,476 deferred stock units valued at $131,219; Mr. O'Connor held 650 shares of restricted stock valued at $24,538 and 1,000 deferred stock units valued at $37,750 which vest over five years at 20% per year. At the same time and rate as dividends are paid to shareholders of unrestricted Class A common stock, dividends are paid on the restricted stock and accrued and deferred on the deferred stock units and deferred stock.
(3) Represents incremental stock equivalents granted under the Company's Deferred Unit Stock Plan which are comparable to freestanding SARs.
                                       7
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
(4) All other compensation includes company contributions to the Springs of Achievement Partnership Plan, which is a tax qualified profit sharing and savings plan in which substantially all of the Company's associates participate, as follows:

                 SAVINGS FUND     PROFIT SHARING RETIREMENT FUND
Mr. Elisha         $  4,497                  $ 11,924
Mr. Kelbley        $  4,497                  $ 11,924
Ms. Bowles         $  3,162                  $  8,399
Mr. Moser          $  4,497                  $ 11,924
Mr. O'Connor       $  4,497                  $ 11,924

 Also included in All Other Compensation are credits to the Contingent Compensation Plan. In this plan, amounts credited to the participant's account are contingent upon continued employment with the Company and vest at a rate of 10 percent per year or until retirement on or after age sixty-five, death, or total disability. The account balance may be adjusted each year by an adjustment factor selected by the Board's Management Compensation and Organization Committee. Amounts credited for 1993 are as follows:

Ms. Bowles         $ 10,000
Mr. Kelbley        $ 10,000
Mr. Moser          $ 20,000
Mr. O'Connor       $ 20,000

OPTION TABLES
     The following table provides information about option grants in 1993 for the named executive officers.
                     OPTION/SAR GRANTS IN LAST FISCAL YEAR

                                                            INDIVIDUAL GRANTS
                                                      NUMBER OF
                                                      SECURITIES       % OF TOTAL                                 GRANT DATE
                                                      UNDERLYING      OPTIONS/SARS      EXERCISE                  VALUE (1)
                                                     OPTIONS/SARS      GRANTED TO       OR BASE                   GRANT DATE
                                                       GRANTED        EMPLOYEES IN       PRICE      EXPIRATION     PRESENT
                       NAME                            (POUND)       FISCAL YEAR (2)     ($/SH)        DATE        VALUE $
W.Y. Elisha.......................................       7,500            12.71%        $ 46.375     4/19/2003     $116,700
S.P. Kelbley......................................       3,000             5.08%        $ 46.375     4/19/2003     $ 46,680
R.W. Moser........................................       3,000             5.08%        $ 46.375     4/19/2003     $ 46,680
T.P. O'Connor.....................................       3,000             5.08%        $ 46.375     4/19/2003     $ 46,680
C.C. Bowles.......................................       3,000             5.08%        $ 46.375     4/19/2003     $ 46,680

(1) The estimated grant date present value reflected in the above table is determined using the Black-Scholes model. The material assumptions and adjustments incorporated in the Black-Scholes model in estimating the value of the options reflected in the above table include the following:
           An exercise price on the option of $46.375 equal to the closing price of the underlying stock on the NYSE on the business day immediately preceding the date of grant.
           An option term of ten years.
           An interest rate of 5.97 percent that represents the interest rate on a U.S. Treasury security with a maturity date corresponding to that of the option term.
           Volatility of 26 percent calculated using daily stock prices for the one-year period prior to the grant date.
           Dividends at the rate of $1.20 per share representing the annualized dividends paid with respect to a share of common stock at the date of grant.
 The ultimate values of the options will depend on the future market price of the Company's stock, which cannot be forecasted with reasonable accuracy. The actual value, if any, an optionee will realize upon exercise of an option will depend on the excess of the market value of the Company's common stock over the exercise price on the date the option is exercised.
(2) Based on 59,000 options granted to all employees during 1993.

     The following table provides information about options and incremental stock equivalents, which are similar to freestanding stock appreciation rights, held by the named executive officers.
          AGGREGATED OPTION/SAR EXERCISES AND FY-END OPTION/SAR VALUES

                                                                           NUMBER OF                        VALUE OF
                                                                      UNEXERCISED OPTIONS/         UNEXERCISED, IN-THE-MONEY
                                         SHARES                             SARS AT                     OPTIONS/SARS AT
                                        ACQUIRED       VALUE            FISCAL YEAR END               FISCAL YEAR END (2)
                NAME                   ON EXERCISE    REALIZED    EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
Elisha, W.Y.........................        0             0            0              281,500(1)       0          $ 4,590,497
Kelbley, S.P........................        0             0            0               33,000          0          $   262,500
Bowles, C.C.........................        0             0            0                3,000          0          $         0
Moser, R.W..........................        0             0            0               33,000          0          $   262,500
O'Connor, T.P.......................        0             0            0               33,000          0          $   262,500

(1) Includes 274,000 incremental stock equivalents granted under the Company's Deferred Unit Stock Plan in 1980, 1985, 1990, and 1991 and 7,500 stock options. The value of the incremental stock equivalents is payable over a period of 10 years after termination of employment; however, Mr. Elisha currently has the right to convert the value to deferred stock or restricted stock during certain designated window periods.
(2) Value is equal to the difference between the closing market price of the underlying Class A Common Stock at December 31, 1993 ($37.75) and the exercise or base price.
LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR
     The following table provides information about awards of performance units under the Company's Incentive Stock Plan to the named executive officers.
            LONG-TERM INCENTIVE PLANS -- AWARDS IN LAST FISCAL YEAR

                                                                          PERFORMANCE
                                                                            OR OTHER         ESTIMATED FUTURE PAYOUTS
                                                         NUMBER OF        PERIOD UNTIL      UNDER NON-STOCK PRICE BASED
                                                      SHARES, UNITS,       MATURATION                PLANS(2)
                       NAME                         OR OTHER RIGHTS (1)    OR PAYOUT     THRESHOLD     TARGET     MAXIMUM
Elisha, W.Y.......................................         12,021           3 Years      $ 136,138    $453,793    $907,586
Bowles, C.C.......................................          2,230           3 Years      $  25,255    $ 84,183    $168,366
Kelbley, S.P......................................          3,066           3 Years      $  34,723    $115,742    $231,484
Moser, R.W........................................          2,732           3 Years      $  30,940    $103,133    $206,266
O'Connor, T.P.....................................          2,732           3 Years      $  30,940    $103,133    $206,266

(1) The number of performance units earned is based on total shareholder return over a three-year performance cycle as compared to the Standard & Poor's
    500. Achievement at the 30th percentile of these companies will result in payment of the threshold amount. The number increases proportionately up to a maximum award at the 90th percentile. No payment is made if achievement is less than the 30th percentile.
(2) The value of units earned is based on the Company's Class A Common Stock price at the last day of the performance period or, if greater, at the first day of the performance period. The amount of estimated future payout is based on the Class A Common Stock closing price at December 31, 1993, of $37.75.
RETIREMENT PLAN
     The Company's Senior Executive Supplemental Retirement Plan provides for target retirement benefits and a death benefit after retirement to Mr. Elisha and one other associate of the Company. The annual target benefit is equal to a percentage of the participant's final average earnings (based on salary and bonus) at given ages and years of service. The benefit is offset by amounts payable under the profit-sharing fund of the Company's Springs of Achievement Partnership Plan, by one-half of the participant's Primary Social Security benefit, by certain credits to deferred compensation plan accounts, and by post-retirement amounts payable pursuant to employment agreements. The benefits payable under this plan are payable for the life of the participant with a 50% survivor's benefit being payable for the life of a survivor's spouse. The estimated years of service for Mr. Elisha are thirteen. The following table provides target benefits at specified levels of final average compensation and years of service.
                               PENSION PLAN TABLE

   FINAL          YEARS OF SERVICE (AT
  AVERAGE                AGE 65)
COMPENSATION        10        20 OR MORE
    500,000       225,000       250,000
    600,000       270,000       300,000
    900,000       405,000       450,000
  1,200,000       540,000       600,000

MANAGEMENT COMPENSATION AND ORGANIZATION COMMITTEE REPORT
     This report describes the compensation policies of the Management Compensation and Organization Committee applicable to the executive officers of the Company named in the Summary Compensation Table, including the specific relationship of corporate performance to compensation of executive officers for 1993. The report also discusses the 1993 compensation of Mr. Elisha, the Chairman of the Board and Chief Executive Officer, and the factors and criteria upon which it is based.
COMPENSATION PHILOSOPHY
     The Company's executive compensation program is linked to corporate performance and return to shareholders. To this end, the Company has developed an overall compensation strategy and specific compensation plans that tie a significant portion of executive compensation to the Company's success in meeting specified performance goals and to appreciation in the Company's stock price. To allow monitoring of the strategy, a benchmark of median compensation levels for median performance is used. The overall objectives of this strategy are to attract and retain the best possible executive talent, to motivate these executives to achieve the goals inherent in the Company's business strategy, to link executive and shareholder interests through equity based plans and finally to provide a compensation program that recognizes individual contributions as well as overall business results.
MANAGEMENT COMPENSATION AND ORGANIZATION COMMITTEE
     The Management Compensation and Organization Committee (the Compensation Committee) is composed of five independent, non-employee directors. The Compensation Committee is responsible for approval of compensation arrangements for key executives and executive compensation plans. In reviewing and approving executive compensation for key executives other than Mr. Elisha, the Compensation Committee reviews recommendations from Mr. Elisha. Mr. Elisha's base salary is approved by the outside directors upon recommendation by the Compensation Committee.
     The Compensation Committee periodically conducts a full review of the Company's executive compensation program. The last review was completed in 1992. This review included a comprehensive report from an independent compensation consultant assessing the effectiveness of the Company's compensation program and comparing the Company's executive compensation, and corporate performance as reflected by total return to shareholders, to a peer group of public corporations recommended by the consultants. Annual revenues of the peer group, which is smaller than the peer group used for the Performance Graph, ranged from $750 million to approximately $5 billion. The Compensation Committee reviews the selection of peer companies used for compensation analysis and believes the smaller group is more suitable for comparison purposes. The compensation reviews permit an ongoing evaluation of the link between the Company's performance and its executive compensation as compared to the compensation programs of other similarly positioned companies. The Committee anticipates conducting another comprehensive review in 1994.
COMPENSATION PROGRAM
     The Company's compensation program reflects a weighting of annual base salary and bonuses (the Annual Component) and equity-based incentives (the Long-Term Component). Annual bonuses are weighted toward the achievement of specific corporate financial targets, but individual performance is also considered. To reflect longer term objectives, the program also includes strategic equity-based components based on increases in shareholder value which provide incentives to motivate executive behavior over the long term.
     (1) ANNUAL COMPONENT: BASE SALARY AND ANNUAL BONUS
     Base Salary: Base salaries for executive officers are determined with reference to a salary grade level for each job. These levels are determined by evaluating the responsibilities of each position and comparing it with other comparable executive officer positions in the marketplace. In recent years, salary adjustments for executive officers generally have been made in fifteen month intervals under the Company's compensation policy. The amount of adjustment is determined by the Compensation Committee upon recommendation by the Chief Executive Officer, within specified limits adopted for all Company associates, based on his evaluation of personal performance.
     Annual Bonus: Executive bonuses in 1993 were paid pursuant to the Company's Achievement Incentive Plan (the AIP). The AIP links compensation to the performance of the Company. Under this plan, the Company must produce a minimum return on assets employed before any performance awards may be granted. Achievement of stated return on assets employed targets establishes a bonus pool from which each key executive may receive a discretionary bonus based on individual performance, including achievement of corporate objectives. The maximum bonus ranges from 60% to 150% of annual base salary depending on the executives' salary grades.
     (2) LONG-TERM COMPONENT
     To align shareholders' and executive officers' interests, the Company's compensation program includes long-term compensation in the form of performance unit awards and stock options. The value of these awards is related to the value of Company common shares. These awards are made under the Company's Incentive Stock Plan which was approved by the shareholders at the 1991 Annual Meeting.
     Performance units are granted in three-year cycles. One-half of any amount earned is paid in cash and the other one-half is paid in deferred stock, which is subject to an additional two-year vesting period. Performance is measured by ranking the Company's total shareholder return over the three-year cycle within the total shareholder returns of the companies included in the Standard & Poor's 500 Index. No payment is made for performance below the 30th percentile of the S&P 500 group, and the maximum payment is made at the 90th percentile.
     The number of options granted in 1993 was established for each salary grade based on an estimate of the number necessary to make the Company's long-term compensation component competitive with the median for the compensation peer group.
CEO COMPENSATION
     Under the Compensation Committee's policy regarding CEO compensation, over one-half of Mr. Elisha's compensation opportunity is at risk based on the Company's performance and the Committee's evaluation of his performance. Mr. Elisha's salary rate was increased in September 1992 and was not changed in 1993. In reviewing Mr. Elisha's total compensation, the Compensation Committee, along with the rest of the outside directors, reviews and considers Mr. Elisha's recent performance, his achievements in prior years, and his performance trend; and also reviews his accomplishment of specific goals established for him. The Compensation Committee approved his bonus for 1993 under the AIP based on this review process. In addition with respect to the long-term component of the compensation program, the Compensation Committee in 1993 granted performance unit awards to Mr. Elisha under the Incentive Stock Plan as disclosed in the Long-Term Incentive Plans Awards Table on page 10. The Committee's decisions relating to Mr. Elisha's compensation were based on the criteria and considerations discussed below.
     Under Mr. Elisha's leadership, the Company achieved record sales in 1993, implemented a major restructuring of its home furnishings bedding units, developed and commenced implementation of a three-year systems plan focused on strengthening and supporting customer service, completed a long-range capital plan for grey manufacturing and finishing, and continued cost containment efforts for Springs' medical benefit plan for its associates. Mr. Elisha also provided industry leadership on successful passage of NAFTA, and the Company has established an office in Mexico. With this presence in Mexico and its Canadian acquisitions in 1992, the Company is positioned to take full advantage of the opportunities provided by NAFTA.
     In addition to leading the Company through a successful year, Mr. Elisha has strengthened the confidence, trust and commitment of the Company's associates. Under his leadership, the Springs of Achievement program continues to serve as a framework for operating the business and dealing with all its constituencies. Mr. Elisha is aggressively positioning the Company and its culture for continued success in the future through strategic acquisitions, hiring key personnel, and establishing a long-term strategic focus.
     The Compensation Committee has concluded that Mr. Elisha's performance warrants the compensation for 1993 as reflected in the Summary Compensation Table on page 7.
     The Compensation Committee has considered the limitations on deductibility of certain compensation under Section 162(m) of the Internal Revenue Code. The Compensation Committee's current policy is to assure that all compensation is deductible under Section 162(m) when paid.
               Management Compensation and Organization Committee
                                C.W. Coker, Chairman
                                J.L. Clendenin
                                L.S. Close
                                A. Papone
                                D.S. Perkins
EMPLOYMENT AGREEMENTS
     Mr. Elisha was employed pursuant to an employment agreement which expired on March 31, 1990. Certain death benefits provided under the agreement and a provision that Mr. Elisha will not engage in direct competition with the Company for a period of two years after termination of his employment by the Company or three years after termination of employment for any other reason survive the termination of this agreement.

                               PERFORMANCE GRAPH
                      COMPARATIVE FIVE-YEAR TOTAL RETURNS*
                 SPRINGS INDUSTRIES, INC., S&P 500, PEER GROUPS
              (there is a Performance Graph located here)

                                        1988      1989       1990       1991       1992       1993

SPRINGS (square symbol)                 100      125.23      77.65     112.34     132.96     143.39
S&P 500 (plus symbol)                   100      131.69     127.60     166.47     179.15     197.21
PEER GROUP (diamond symbol)             100      110.62      89.58      99.27      97.31      99.16
PEER GROUP BASED
ON PRIOR YEAR'S INDEX (circle symbol)   100      114.21      94.55     112.28     110.64     105.56

     Assumes $100 invested at the close of trading on the last trading day preceding the first day of the fifth preceding fiscal year in the Company's Class A Common Stock, S&P 500, and Peer Groups.
* Cumulative total return assumes reinvestment of dividends.
     The peer group is composed of those fifty S&P 500 companies with market capitalizations closest to the Company, which the Compensation Committee believes is the most representative group for purposes of comparing the Company's shareholders' return. The Compensation Committee believes a representative group of reporting companies cannot be identified in the same industry or lines of business as the Company and that published industry indexes are not representative of the Company and its lines of business. The peer group in last fiscal year's proxy statement was composed of those one hundred S&P 500 companies with market capitalizations closest to the Company. The Compensation Committee selected the fifty closest this year since it now believes that the one hundred closest covers too wide a variation in market capitalization for purposes of this comparison. See Exhibit A for a list of companies in the Peer Group and for a list of companies deleted from last year's Peer Group.
DIRECTORS' COMPENSATION
     Directors who are not employees of the Company (Outside Directors) receive an annual cash retainer of $18,000 and, as described below, restricted shares of the Company's Class A Common Stock under the Company's Restricted Stock Plan for Outside Directors (the Directors' Restricted Stock Plan). In addition, each Outside Director receives a fee of $2,500 for attendance at each special meeting of the Board and $1,000 for each special meeting conducted by telephone. Chairmen of Board Committees each receive an additional annual fee of $1,000.
     Under the terms of the Outside Directors' Restricted Stock Plan, each Outside Director receives an annual grant of shares of Class A Common Stock (Restricted Shares) as of the day before each annual meeting of shareholders having a market value equal to the annual cash retainer fee earned by the director for the preceding year, subject to forfeiture and to the restrictions described below, without payment of any consideration.
     The Restricted Shares are issued each year effective as of the day immediately preceding the annual meeting of shareholders of the Company. The market value of the Restricted Shares is based on an average market price of the Class A Common Stock during the ten trading days ending on that day. Restricted Shares issued under the Plan may be either authorized and unissued shares of Class A Common Stock or previously issued shares reacquired by the Company.
     During the restriction period provided under the Plan (the Restriction Period), the Outside Director has the right to vote the Restricted Shares and to receive and retain all regular cash dividends which are paid or distributed on the Class A Common Stock, and to exercise all other rights as a holder of Class A Common Stock. Prior to the end of the Restriction Period, however, the Outside Director may not sell, transfer or otherwise dispose of the Restricted Shares and the Company retains custody of the certificates representing the Restricted Shares and all distributions other than regular cash dividends.
     The Restriction Period ends, and all Restricted Shares granted to an Outside Director become vested, upon the termination of the Outside Director's service on the Board on account of (i) retirement in compliance with the Board's mandatory retirement policy; (ii) failure to be re-elected; or (iii) death or disability. In addition, the Restriction Period may end with the approval of the Board on a case-by-case basis if an Outside Director terminates his or her service as a member of the Board (i) for reasons of personal or financial hardship; (ii) to serve in any governmental, diplomatic or any other public service position or capacity; (iii) to avoid or protect against a conflict of interest; (iv) on the advice of legal counsel; or (v) as a result of any other extraordinary circumstances that the Board determines to be comparable to the foregoing.
     Upon the completion of the Restriction Period, all Restricted Shares granted to an Outside Director and any distributions thereon retained by the Company during the Restriction Period become vested. If an Outside Director leaves the Board for any reason other than as set forth above, then all Restricted Shares issued to such Outside Director would be forfeited to the Company.
     A non-employee Director may elect deferral of compensation under the Company's Deferred Compensation Plan for Outside Directors. Under this plan, an account for a Director who elects deferral is credited with units equal to the number of shares of Class A Common Stock that could have been purchased with the amount deferred. Credits representing dividends are made each quarter to the Director's related dividend account in the amount of dividends paid on an equal number of shares of the Company's Class A Common Stock. Further credits to the dividend account are made quarterly for interest at the prime rate. After termination of services, each Director who has deferred compensation receives over a selected period a number of shares of Class A Common Stock equal to the number of units in his deferred account and cash from his related dividend account. In lieu of distributing Class A Common Stock, the Company may distribute cash payments based on the value at distribution of the number of shares which would have been distributed. Directors may also elect to have deferred compensation credited to a measuring fund account or interest account. The measuring fund consists of a managed portfolio of investments that are assets of the Company and is adjusted annually for income and appreciation or depreciation. The interest account is credited quarterly with interest at the prime rate.
     Prior to May 1, 1986, each non-employee Director had the opportunity to elect deferral under the Outside Directors COLI Deferred Compensation Plan of up to $18,000 per year of compensation to be earned during the four-year period ending April 30, 1990. Upon death or retirement from the Board, a Director or his beneficiary will be entitled to payments based upon the amount of compensation which has been deferred and the period of deferral. Subject to certain conditions, a participant's deferred compensation account is credited with interest at an annualized rate equal to Moody's Seasoned Corporate Bond Yield Index, plus 2% to age 55 and plus 4% thereafter. If a Director dies before any distribution of his benefits has commenced, his beneficiary may receive a specified death benefit or the participant's accumulated account balance, whichever is greater. The Company has purchased life insurance policies to fund its obligations under the plan. Five Directors participate in the Plan.
     Credits under the COLI Plan and the Deferred Compensation Plan are only contractual obligations of the Company and create no rights superior to other unsecured, general creditors.
     During 1993, Mr. Papone provided consulting services to the Company's market steering committee for which he was paid $71,673 including expenses. Mr. Papone will provide similar services to this committee in 1994 and has been paid a retainer of $50,000 for 1994. The retainer may be adjusted depending on the extent of consulting services provided in 1994.
RATIFICATION OF APPOINTMENT
OF PUBLIC ACCOUNTANTS
     Upon the recommendation of the Audit Committee of the Board of Directors, the Board has appointed Deloitte & Touche (Deloitte) as independent certified public accountants for the Company to audit the consolidated financial statements of the Company and its subsidiaries for the 1994 fiscal year.
     Deloitte has acted for the Company in this capacity since 1940. Its representatives will attend the Meeting, will be given the opportunity to make a statement if they desire, and will respond to questions directed to them relating to their audit or to the Company's financial statements.
     The Company's Board of Directors recommends ratification of the appointment of Deloitte as independent certified public accountants for the Company to audit the consolidated financial statements of the Company and its subsidiaries for the fiscal year 1994. If a majority of the votes cast at the Meeting, in person or by proxy, should not approve such appointment, the Audit Committee and the Board of Directors of the Company will reconsider the appointment of independent certified public accountants.

PRINCIPAL HOLDERS OF COMMON STOCK
     Mrs. Anne Springs Close and members of her family, including Mrs. Crandall Close Bowles and Mr. Leroy S. Close, (collectively the Close Family) and certain related entities, own a total of 7,754,844 shares (98.7%) of the Company's Class B Common Stock and 1,458 shares of Class A Common Stock (.1%) as shown in the following table and accompanying notes:

                                                     CLASS A         CLASS B        PERCENTAGE
                                                   COMMON STOCK    COMMON STOCK      OF CLASS
                    NAME (1)                        NUMBER (2)      NUMBER (2)         (2)
Anne Springs Close                                                     112,964          1.4
Crandall Close Bowles                                   572            135,600          1.7
Leroy S. Close                                          886            129,199          1.6
Close Family Trusts                                                  5,147,206(3)      65.5
The Springs Company                                                  1,401,930(4)      17.9
Central Reassurance Corporation                                        400,000(5)       5.1

(1) The address for the named parties is P.O. Drawer 460, Lancaster, South Carolina 29721.
(2) As of February 17, 1994.
(3) These shares are held in different trusts by Mrs. Close, and by certain children of Mrs. Close, as trustees for the children of Mrs. Close. Mrs. Close, Mrs. Bowles and Mr. Close each disclaim beneficial ownership of these shares.
(4) In addition to the Class B shares shown, The Springs Company holds 427,945 shares (5.4%) as the trustee of management trusts for certain members of the Close Family. All outstanding stock of The Springs Company is owned by trusts for the benefit of certain members of the Close Family. Mrs. Close, Mrs. Bowles and Mr. Close are directors of The Springs Company.
(5) All outstanding stock of Central Reassurance Corporation is owned by trusts for the benefit of certain members of the Close Family. Mrs. Bowles is a director of Central Reassurance Corporation.
The Company has been advised that: (i) FMR Corp. holds 689,716 shares of Class A Common Stock (7.1%). The firm exercises sole voting power as to 7,395 (.1%) of these shares and sole investment power as to 689,716 (7.1%) of these shares. The address of the firm is 82 Devonshire Street, Boston, MA 02109; (ii) Thompson Siegel & Walmsley, Inc. holds 612,545 shares of Class A common stock (6.3%). This firm exercises sole voting power as to 301,285 (3.1%) of these shares and sole investment power as to 609,845 (6.3%) of these shares. This firm's address is 5000 Monument Avenue, Richmond, VA 23230; (iii) Lieber & Co. holds 546,100 shares of Class A common stock (5.6%). This firm holds sole voting power as to 482,000 (5.0%) of these shares and sole investment power as to 546,100 (5.6%) of these shares. The address of Lieber & Co. is 2500 West Chester Avenue, 4th Floor, Purchase, NY 10577.
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
     As described under Director's Compensation on page 16, during 1993, Mr. Papone provided consulting services to the Company for which he was paid $71,673. See the description provided below under the caption Transactions with Certain Persons regarding transactions with companies with which Mr. Close is affiliated. Mr. Close was a divisional officer of the Company from 1983 to 1986.

TRANSACTIONS WITH CERTAIN PERSONS
     For many years the Company has transacted business with certain companies that are controlled by the Close Family. Mrs. Bowles and Mr. Close are affiliated with these companies. The amounts paid or received by the Company for these transactions are set forth in the following paragraphs.
     Lancaster and Chester Railway Company (L&C), regulated by the Interstate Commerce Commission, operates a short-line rail carrier service between Lancaster and Chester, South Carolina, principally serving the Company. It also leases warehouses to the Company and provides railway track maintenance. The Company paid L&C approximately $5,134 for rent and $6,676 for track maintenance in 1993. In 1974, the Company purchased a warehouse from L&C for $1.95 million, payable over twenty years in monthly installments of $15,700, including interest at 7.5% per annum. The final payment was made in February 1994.
     Kanawha Insurance Company writes certain group insurance policies for the Company. Kanawha also provides administrative services under the Company's self-funded medical plan. Premiums paid by the Company to Kanawha for the group policies totaled approximately $3.3 million in 1993. The Company paid Kanawha approximately $1.4 million in 1993 for administrative services under the Company's medical plan.
     In the opinion of the Company's management, including review by the Audit Committee, the services, property, and facilities described in the foregoing paragraphs have been obtained by the Company on terms as favorable as those available from unaffiliated parties.
     Charges by the Company for services to affiliates or related interests (excluding charges to charitable organizations for materials and services related to their local charitable and educational programs, and excluding materials and services acquired from outside sources for the benefit of related entities for which the Company received full reimbursement) were as follows:
     Charges to The Springs Company and its affiliated or related entities and to the Close family consisting primarily of recordkeeping, administrative, maintenance, and courier services, totaled approximately $29,040 for 1993.
     The Company, as a service to its employees and pursuant to individual authorization, provides at no charge a payroll deduction program for payment of premiums on individual insurance purchased directly from Kanawha Insurance Company.
     In 1987 the Company entered into a 50-year lease with Springland, Inc., a wholly-owned subsidiary of The Springs Company, to lease the Founder's House located in Fort Mill, South Carolina, which is listed in the National Register of Historic Structures. The Company uses the Founder's House to provide quarters for visiting directors, associates and guests of the Company. The Founder's House is also used for meetings by the Company.
     The Company is obligated to pay rent of $1 per year under the lease and to pay for all utilities, insurance, maintenance, and taxes on the Founder's House. Springland has the right to terminate the lease upon six months' notice after the year 2019. If Springland elects to terminate the lease, it must pay the Company the unamortized book value of improvements made by the Company computed on a straight line amortization basis over a forty-year useful life. In return for leasing the Founder's House for $1 per year, the Company paid approximately $1,470,000 in 1988 for the rehabilitation and reconstruction of the Founder's House and received a tax credit of approximately $140,000 for a portion of the cost of rehabilitation.
OTHER MATTERS
     The minutes of the Annual Meeting of Shareholders held April 19, 1993, and reports by Mr. Elisha will be presented at the Meeting, but it is not intended that action taken under the proxy will constitute approval of matters referred to in such minutes or reports.
     The Company's management is not aware of any other matters to be presented at the Meeting. If other matters should arise, however, it is intended that the shares represented by the proxies will be voted, in the absence of contrary instructions, in the discretion of the persons named in the proxy.
ANNUAL REPORT AND FORM 10-K
     The Annual Report to Shareholders, including financial statements of the Company for the fiscal year ended January 1, 1994, is included with these proxy materials. The Annual Report is not a part of the proxy soliciting material.
     A copy of the Company's annual report on Form 10-K to the Securities and Exchange Commission may be obtained by shareholders after March 31, 1994, without charge by writing: Springs Industries, Inc., P. O. Box 70, Fort Mill, South Carolina 29716, Attention: Secretary.
                                          FOR THE BOARD OF DIRECTORS
                                          C. POWERS DORSETT
                                          SECRETARY
                                                                   March 2, 1994
                                                                       EXHIBIT A
                          COMPANIES IN THE PEER GROUP
Alberto-Culver Co. -CL B
Alexander & Alexander
Amdahl Corp.
Andrew Corp.
Armco Inc.
Ball Corp.
Bally Mfg. Corp.
Bassett Furniture Inds.
Boise Cascade Corp.
Brown Group Inc.
Brunos Inc.
Ceridian Corp.
Cincinnati Milacron Inc.
Clark Equipment Co.
Community Psychiatric Cntrs.
Consolidated Freightways Inc.
Coors (Adolph) -CL B
Crane Co.
Cray Research
Eastern Enterprises
Federal Paper Board Co.
Fleming Companies Inc.
Giddings & Lewis Inc./WI
Handleman Co.
Harland (John H.) Co.
Harnischfeger Industries Inc.
Helmerich & Payne
Intergraph Corp.
Jostens Inc.
Kaufman & Broad Home
Longs Drug Stores Inc.
Luby's Cafeterias Inc.
Maxus Energy Corp.
Meredith Corp.
Morrison Knudsen Corp.
Nacco Industries -CL A
Oneok Inc.
Outboard Marine Corp.
Rowan Cos. Inc.
Ryan's Family Stk. Houses Inc.
Santa Fe Energy Resources
Shared Medical Systems Corp.
Stone Container Corp.
Stride Rite Corp.
Tektronix Inc.
Transco Energy Co.
Trinova Corp.
USAir Group
USLife Corp.
Yellow Corp.
 COMPANIES IN LAST YEAR'S PEER GROUP THAT ARE NOT INCLUDED IN THE CURRENT PEER
                                     GROUP
Adaptec, Inc.
ADC Telecommunications, Inc.
Adobe Systems, Inc.
Amax Gold, Inc.
Ametek, Inc.
Arrow Electronics, Inc.
Arvin Industries, Inc.
Associated Communications
AST Research, Inc.
Ballard Medical Products
Baybanks, Inc.
Beckman Instruments, Inc.
Borland International
Bow Valley Industries, Ltd.
Briggs & Stratton
Burlington Coat Factory Wrh.
Cardinal Distribution, Inc.
Cedar Fair
Centocor, Inc.
Church & Dwight, Inc.
Colonial Cos. Inc.
Comdisco, Inc.
Commerce Clearing House
Continental Medical Systems
Dauphin Deposit Corp.
Dexter Corp.
Dibrell Brothers, Inc.
Equitable of Iowa
FHP International Corp.
First Bancorporation Ohio, Inc.
First American Corp.
First Brands Corp.
First Commerce Corp.
Gatx Corp.
Hanna (M.A.) Co.
Houghton Mifflin Co.
Iowa-Illinois Gas & Elec.
Itel Corp.
Jacobs Engineering Group, Inc.
Kimball International
Lancaster Colony Corp.
Lawter International, Inc.
LDDS Communications
Lee Enterprises
Lennar Corp.
Liberty National Bancorp
Lukens, Inc.
Mark IV Industries, Inc.
Masco Industries, Inc.
Modine Manufacturing Co.
Navistar International
NCH Corp.
Neiman-Marcus Group, Inc.
Neutrogena Corp.
NWNL Cos., Inc.
Olsten Corp.
Paychex, Inc.
PHH Corp.
Price (T. Rowe) Associates
Quality Food Centers, Inc.
Quantum Corp.
Santa Fe Pac Pipe
Solectron Corp.
Sotheby's Holdings
Stanhome, Inc.
System Software Assoc., Inc.
TBC Corp.
Tecumseh Products Co.
Topps Co., Inc.
Tosco Corp.
United Illuminating Co.
United Asset Management Corp.
Valhi, Inc.
Vanguard Cellular Sys.
Varity Corp.
Vencor, Inc.
Vishay Intrtechnology
Waban, Inc.
Wallace Computer Services, Inc.
Watts Industries
Wausau Paper Mills Co.
Wellman, Inc.
Wesco Financial Corp.
Western Gas Resources, Inc.

                 (Page with Map of Springs Industries goes here)

                                                           PROXY
                           PROXY FOR THE ANNUAL MEETING               Class A
Springs Industries, Inc.  OF SHAREHOLDERS--APRIL 18, 1994          Common Stock

  This Proxy is Solicited by the Board of Directors of Springs Industries, Inc.

I hereby appoint Walter Y. Elisha and Crandall Close Bowles and each of them proxies, with power of substitution to each, to vote my stock at the Annual Meeting of Shareholders of Springs Industries, Inc. on April 18, 1994 and any adjournment thereof as I have directed below and in their discretion, to vote upon any other matters as may properly come before the Meeting and any adjournment.

  1. The election of John F. Akers, Crandall Close Bowles, John L. Clendenin, Leroy S. Close, Charles W. Coker, Walter Y. Elisha, Dan M. Krausse, John
     H. McArthur, Aldo Papone, Donald S. Perkins, Robin B. Smith, Sherwood H. Smith, Jr., and Stewart Turley as Directors.

        FOR all nominees (except as      ABSTAIN from voting for
          written below) ( )                all nominees ( )

     [If you wish to withhold authority to vote for any nominee, please write that nominee's name in this space:
                                                                        ]


  2. Ratification of the appointment of Deloitte & Touche as independent public accountants for the Company.

          FOR ( )       AGAINST ( )        ABSTAIN ( )


IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED FOR THE ABOVE PROPOSALS.



                    (To be signed on other side)













                                                ------------------------------
                                                          Signature

                                                ------------------------------
                                                          Signature

                                                Sign exactly as your name
                                                appears. (Give title when
                                                signing as a Trustee, Executor,
                                                etc. or Corporate Officer. When
                                                shares are in the names of more
                                                than one person, each should
                                                sign this Proxy.)

                                                 Date:                 , 1994
                                                      -----------------

     PLEASE MARK, SIGN, DATE, AND RETURN IN THE ENCLOSED ENVELOPE.







                                                           PROXY
                           PROXY FOR THE ANNUAL MEETING               Class B
Springs Industries, Inc.  OF SHAREHOLDERS--APRIL 18, 1994          Common Stock

  This Proxy is Solicited by the Board of Directors of Springs Industries, Inc.

I hereby appoint Walter Y. Elisha and Crandall Close Bowles and each of them proxies, with power of substitution to each, to vote my stock at the Annual Meeting of Shareholders of Springs Industries, Inc. on April 18, 1994 and any adjournment thereof as I have directed below and in their discretion, to vote upon any other matters as may properly come before the Meeting and any adjournment.

  1. The election of John F. Akers, Crandall Close Bowles, John L. Clendenin, Leroy S. Close, Charles W. Coker, Walter Y. Elisha, Dan M. Krausse, John
     H. McArthur, Aldo Papone, Donald S. Perkins, Robin B. Smith, Sherwood H. Smith, Jr., and Stewart Turley as Directors.

        FOR all nominees (except as      ABSTAIN from voting for
          written below) ( )                all nominees ( )

     [If you wish to withhold authority to vote for any nominee, please write that nominee's name in this space:
                                                                        ]


  2. Ratification of the appointment of Deloitte & Touche as independent public accountants for the Company.

          FOR ( )       AGAINST ( )        ABSTAIN ( )


IN THE ABSENCE OF DIRECTION, THIS PROXY WILL BE VOTED FOR THE ABOVE PROPOSALS.



                    (To be signed on other side)













                                                ------------------------------
                                                          Signature

                                                ------------------------------
                                                          Signature

                                                Sign exactly as your name
                                                appears. (Give title when
                                                signing as a Trustee, Executor,
                                                etc. or Corporate Officer. When
                                                shares are in the names of more
                                                than one person, each should
                                                sign this Proxy.)

                                                 Date:                 , 1994
                                                      -----------------

     PLEASE MARK, SIGN, DATE, AND RETURN IN THE ENCLOSED ENVELOPE.



******************************************************************************
                                  APPENDIX

Springs logo is located in top left of the first page.

Walter Y. Elisha's signature is located above his name on page 1.

Photos appear on the left of directors' names on pages 2-5.

There is a graphic of the Performance Chart on page 14. The plot points are in the table directly below the position of the graphic.
These symbols at the end of each line in the table correspond to the plot points on the chart above.

After page A-1 there is a page with a map of Springs Industries.

                 (Page with Map of Springs Industries goes here)